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                                                                    EXHIBIT 23.2

             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below for the Company's estimated domestic and Ecuador proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 1999.

1. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.
2. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.
3. Report of domestic proved reserves estimates as of January 1, 1999 dated February 11, 1999.
4. Report of domestic and Ecuador proved reserves as of January 1, 2000 dated January 19, 2000.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                             By: /s/ Frederic D. Sewell
                                                 ------------------------------
                                                 Frederic D. Sewell
                                                 President

Dallas, Texas
March 30, 2000